UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2014

BioTelemetry, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55039	46-2568498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Cedar Hollow Road Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

BioTelemetry, Inc. and The General Electric Capital Corporation have entered into a Credit Agreement, providing financing capacity as opportunities may arise to accelerate the company’s strategic plan and for the consolidation and repayment of the existing Bancorp Bank and MidCap Financial, LLC Credit Agreements.

On December 30, 2014, BioTelemetry, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with The General Electric Capital Corporation, as agent (the “Agent”) for the lenders (the “Lenders”), and as a Lender and swingline lender.  Pursuant to the Agreement, the Lenders agreed to make loans (the “Loans”) to the Company as follows; (i) term Loans in an amount of $25,000,000 as of the closing date with an uncommitted ability to increase such term Loans up to an amount not to exceed $10,000,000, and (ii) revolving Loans up to $15,000,000, which remain undrawn.

The Loans bear interest at an annual rate, at the election of the Company, of (i) with respect to LIBOR rate loans, LIBOR plus 4.0%, subject to a LIBOR floor of 1.0% and (ii) with respect to base rate loans, the Base Rate (the “prime rate” as published in the Wall Street Journal plus 3.0%).  The outstanding principal of the loan will be paid as follows:

•                  Beginning April 1, 2015, the principal amount of the term Loans will be repaid, on a monthly basis, in installments of $312,500, plus accrued interest;

•                  Beginning January 1, 2018, the principal amount of the term Loans will be repaid, on a monthly basis, in installments of $625,000, plus accrued interest;

•                  Beginning October 1, 2019, the remaining $16,562,500 will be paid in full on or before December 30, 2019 (or such earlier date upon an acceleration of the Loans by Lenders upon an event of default or termination by the Company).

The Credit Agreement contains customary affirmative and financial covenants regarding the operations of the Company’s business and customary negative covenants that, among other things, limit the ability of the Company to incur additional indebtedness, grant certain liens, make certain investments, merge or consolidate, make certain restricted payments and engage in certain asset dispositions, including a sale of all, or substantially all, of its property.

The Credit Agreement contains events of default that entitle the Lenders to declare a default and accelerate the Company’s obligations under the Credit Agreement and require repayment of the Loans and increase the applicable finance charge or interest rate by an additional 2.0% per annum. These events of default include, among others, any breach of payment obligations or covenants, defaults in payment of other outstanding debt, material misrepresentations, events constituting a material adverse change, the Company fails to remain publicly traded, and bankruptcy and insolvency defaults.  Upon the occurrence of a bankruptcy or insolvency default and after giving effect to any applicable grace periods in the Credit Agreement, the Loans immediately become due and payable without demand, notice or legal process of any kind.

The Loans are secured by substantially all of the assets of the Company and by a pledge of the capital stock of the Company’s U.S. based subsidiaries as well as a pledge of 65% of the capital stock of Cardiocore Lab Ltd. and BioTelemetry Belgium.

Item 1.02.                                        Termination of a Material Definitive Agreement.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

	By:	/s/ Peter Ferola
Peter Ferola
Senior Vice President and General Counsel
Date: January 5, 2015